CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this "Agreement") is entered into this 1st day of April 2004 and is by and between Left Right Marketing Technology, Inc., a Delaware corporation (hereinafter referred to as the "Company") and, Jeffery D. Petersen or his assignee (herein after referred to as "CONSULTANT"). The Company and Consultant are referred to herein sometimes collectively as the "Parties," and individually as the "Party."

ARTICLE 1. WORK ASSIGNMENTS

Acceptance of Work Assignments

Section 1.01. Consultant began consulting with the Company on a consulting basis as requested by The Company, April 2, 2004 and will continue as set forth herein and will terminate as set forth herein.

Term of Agreement

Section 1.02. The effective date of this Agreement period will commence April 2, 2004 and will terminate April 2, 2005.

ARTICLE 2. DUTIES OF CONSULTANT

Performance Description and Duties

Section 2.01. Consultant is hereby contracted to assist the Company in business development: to assist in the financial matters related to building leases ; to assist in leases and rent agreements related to the placement of public access kiosks, to assist in matters related to land and commercial property acquisition; and to assist the Company in any other project the Company and Consultant agree upon. The precise services of Consultant may be extended or curtailed by mutual agreement of Consultant and the Company from time to time.

Time and Attention

Section 2.02. Consultant agrees to devote such time as required by The Company, but in no wise shall Consultant's duties hereunder interfere with other opportunities.

ARTICLE 3. COMPENSATION

Base Compensation

Section 3.01. As compensation for the services rendered by Consultant under this Agreement to date and in consideration of Consultant executing the Agreement, The Company agrees to pay to Consultant the following:

Stock and Stock Options: Consultant will be compensated with One Million Three Hundred Thousand (1,300,000) shares of LRMK stock. These shares will transferred to Jeffrey D. Petersen no earlier than April 15, 2004 and no later than July 15, 2004, at the discretion of LRMK. Jeffrey D. Petersen will provide account information and transfer details to LRMK no later than April 2, 2004.

ARTICLE 4. CONSULTANT'S RECORDS/TRADE SECRETS

Ownership of Consultant's Records

Section 4.01. (a) All records of the accounts of the Company, of any nature, whether existing at the time of Consultant's engagement, procured through the efforts of Consultant, or obtained by Consultant from any other source, and whether prepared by Consultant or otherwise, shall be the exclusive property of the Company regardless of who actually purchased the original book, record, or magnetic storage unit on which such information is recorded.

  (b) All such books and records shall be immediately returned to the Company by Consultant on any termination of engagement, whether or not any dispute exists between the Company and Consultant at, regarding, and/or following the termination of this Agreement.

Restrictions on Use of Trade Secrets and Records

Section 4.02. (a) During the term of this Agreement, and any prior dealings with the Company, Consultant has had access to and become acquainted with various trade secrets, consisting of formulas, programs, patterns, records and specifications, business plans and other materials, all of which are owned by the Company and regularly used in the operation of the Company' business.

(b) All files, records, documents, drawings, specifications, programs, equipment and similar items relating to the business of the Company, whether they are prepared by the Company or by Consultant, or have come into Consultant's possession in any other way and whether or not they contain or constitute trade secrets owned by The Company, are and shall remain the exclusive property of the Company and shall not be removed from the premises or the Company under any circumstances whatsoever without the prior written consent of the Company.

(c) Consultant promises and agrees that Consultant shall not misuse, misappropriate, give, sell, furnish, nor disclose, whether for consideration or for no consideration, and whether or not during or following his work under this Agreement with the Company, or at any other time thereafter, any trade secrets described herein, directly or indirectly, or use them in any way or manner, for his own benefit or the benefit of others, except as required in the course and scope of Consultant's engagement with the Company. Consultant agrees and promises not to make known to other person, firm, or corporation the names, addresses or any other information or any of the Company's customers or vendors, or call on, solicit, or take away any of the customers of the Company on whom Consultant called on or with whom Consultant became acquainted with during this Agreement herein.

(d) Consultant agrees that the use or dissemination of any trade secrets as described above, whether by Consultant or by any other person or entity constitutes unfair trade practices. Consultant agrees to not employ unfair trade practices whether during the time of this Agreement or at any time thereafter.

ARTICLE 5. CONSULTANT NON-COMPETE

Non-Compete During Agreement Period

Section 5.01. During the term of this Agreement, Consultant shall not, directly or indirectly, engage in any business, commercial or professional activity, which the Company deems to interfere with the business of the Company, or with the performance of duties of Consultant hereunder. Consultant agrees not to have or enter into any other written or oral agreement of engagement, consultation or other such agreement with any entity or person other than the Company during the term of this Agreement. Consultant further agrees not to provide any services of any other entity on a formal or informal basis that may compete, directly or indirectly, with any of the services or products which the Company currently provides or may provide during the term of this Agreement or which may result directly or indirectly, in the diversion of customers from the Company.

Further, Consultant agrees that during this Agreement he shall not hire away or assist in other companies in hiring away current employees or Consultants of the Company.

ARTICLE 6. GENERAL PROVISIONS

Notices

Section 6.01. Any notices to be given by either party to the other may be effected either by personal delivery in writing or by mail, registered and certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at their last known addresses as appearing on the books of the Company.

Entire Agreement

Section 6.02. This Agreement supersedes any an all other agreements, except the sales agreement between the Company and Consultant, either oral or written between the parties with respect to the engagement of Consultant by the Company for the purposes set forth in Article 2.1, and contains all of the covenants and agreements between the parties with respect to such consulting work whatsoever. Each Party to this Agreement acknowledges that no representations, acting on behalf of any Party, that are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing signed by the Party to be changed.

Partial Invalidity

Section 6.03. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any manner.

Law Governing Agreement

Section 6.04. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

Attorneys' Fees and Costs

Section 6.06. If any legal action is necessary or brought in any court or arbitration proceeding, to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorney's fees, costs, and necessary expenses, in addition to any other relief to which such Party may be entitled. This provision shall be construed as applicable to this Agreement.

LEFT RIGHT MARKETING TECHNOLOGY, INC.

By:_____________________________

Its:_____________________________

Date:___________________________

CONSULTANT: Jeffrey D. Petersen

By:_____________________________

Date:___________________________